As filed with the Securities and Exchange Commission on October 14, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALCATEL

(Exact name of Registrant as specified in its Charter)

Republic of France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

54, rue la Boétie Paris, France (Address of principal executive offices)	75008 (Zip Code)

CORPORATE STOCK OPTION PLAN

(Full title of the Plan)

Steven Sherman
Alcatel USA, Inc.
3400 West Plano Parkway
Plano, TX 75075
(Name and Address of Agent for Service)
(972) 519-3000
(Telephone number, including area code, of agent for service)

Copies to:
Lauren K. Boglivi, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
(212) 969-3000

CALCULATION OF REGISTRATION FEE

		Proposed maximum		Proposed maximum	Amount
Title of securities	Amount to be	offering price		aggregate	of
to be registered(1)	Registered	Per share		offering price	registration fee
Ordinary Shares, nominal value €2 of Alcatel	5,906,350	$16.37	(2)(3)	$96,686,949.50 (2)	$12,250.00	(2)(4)

(1)	The shares being registered hereby may be represented by the Registrant’s American Depositary Shares.

(2)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the offering price (per share and in the aggregate) and the registration fee is based on the exercise price of the options granted to participants under the Corporate Stock Option Plan (the “Plan”), which is the U.S. dollar equivalent of € 13.20.

(3)	Translated into dollars from euros based on the noon buying rate of €1.00 = $1.24 on October 8, 2004.

(4)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of the Registrant under the Plan. Registration Statements on Form S-8 (Registration No. 333-13410 and Registration No. 333-108755) have been previously filed for the existing shares under the Plan.

EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 OPINION OF MR. PASCAL DURAND-BARTHEZ
EX-23.2 CONSENT OF DELOITTE TOUCHE TOHMATSU

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statements on Form S-8 (Registration No. 333-13410 and Registration No. 333-108755) previously filed for the existing shares under the Corporate Stock Option Plan (the “Plan”) are incorporated herein by reference and made a part hereof.

1.     Registration of Additional Ordinary Shares. On March 10, 2004, the board of directors of the Registrant approved a resolution to amend the Plan to increase the number of ordinary shares of the Registrant that may be granted to U.S. participants under the Plan by an additional 5,906,350. The shareholder of the Registrant had approved the Plan and an aggregate of up to 15% of the total number of shares comprising the Registrant’s capital stock at a meeting held on April 18, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by Alcatel, a société anonyme organized under the laws of France (the “Registrant”), under Commission File No. 1-11130, are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 20-F for the fiscal year ended December 31, 2003 filed on March 31, 2004;

(b)	Report of Foreign Private Issuer on Form 6-K filed September 30, 2004;

(c)	(i) The description of the Registrant’s Shares and the American Depositary Shares contained in the Registration Statement on Form 8-A, as amended, filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) The Form 8-A incorporates by reference the description of the Shares and the American Depositary Shares under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Registrant’s Registration Statement on Form F-1 (Registration No. 33-47126), as originally filed by the Registrant with the Commission under the Securities Act of 1933, as amended, on April 10, 1992. Such description is amended and updated by the information set forth under the headings “Description of Ordinary Shares” and “Description of ADSs” included in the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed on March 31, 2004 and the Report of Foreign Private Issuer on Form 6-K filed with the Commission on October 14, 2004; and

(iii) The description of the Registrant’s shares contained in the Registration Statement on Form F-6 (Registration No. 333-103885) filed by the Registrant with the Commission under the Exchange Act on March 18, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein. Any statement contained herein or in any document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description of Document

4.1	Statuts (Articles of Association and By-Laws) of the Registrant (English translation) (incorporated by reference to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed with the Commission on October 14, 2004).

4.2	Form of Amended and Restated Deposit Agreement, as further amended and restated as of March 19, 2003, among Alcatel, The Bank of New York, as Depositary, and the holders from time to time of the ADRs issued thereunder, including the form of ADR (incorporated by reference to Exhibit A to Alcatel’s Registration Statement on Form F-6) (File No. 333-103885).

Exhibit No.	Description of Document

5.1	Opinion of Mr. Pascal Durand-Barthez, General Counsel, regarding validity of the Shares.

23.1	Consent of Mr. Pascal Durand-Barthez, General Counsel (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on October 14, 2004.

ALCATEL
By:	/s/ Jean-Pascal Beaufret
	Name:	Jean-Pascal Beaufret
Its: Chief Financial Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jean-Pascal Beaufret and Pascal Durand-Barthez, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on October 14, 2004 by the following persons in the capacities indicated.

Signature	Title

/s/ Serge Tchuruk Serge Tchuruk	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Jean-Pascal Beaufret Jean-Pascal Beaufret	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Daniel Bernard Daniel Bernard	Director

Philippe Bissara	Director

/s/ Frank Blount Frank Blount	Director

Jozef Cornu	Director

/s/ Philippe Germond Philippe Germond	Director

Signature	Title

/s/ Jean-Pierre Halbron Jean-Pierre Halbron	Director

David Johnston	Director

/s/ Daniel Lebègue Daniel Lebègue	Director

Pierre-Louis Lions	Director

/s/ Thierry de Loppinot Thierry de Loppinot	Director

Peter Mihatsch	Director

/s/ Bruno Vaillant Bruno Vaillant	Director

/s/ Marc Viénot Marc Viénot	Director

/s/ Steven Sherman Steven Sherman	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Mr. Pascal Durand-Barthez, General Counsel, regarding validity of the Shares.

23.1	Consent of Mr. Pascal Durand-Barthez, General Counsel (included in Exhibit 5.1).

23.2	Consent of Deloitte Touche Tohmatsu, independent registered public accounting firm.

24.1	Power of Attorney (included on signature page).